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								March 30, 1995




Esterline Technologies Corporation
10800 N.E. 8th Street
Bellevue, Washington  98004

Dear Sirs:

	We are delivering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Esterline Technologies Corporation (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities
Act"), with respect to an aggregate of 50,000 shares, par value $.20 per share, of common stock of the Company (the "Shares"). 47,248 of the Shares are to be offered pursuant to the terms of the Esterline Technologies Corporation Non-Employee Directors' Stock Compensation Plan (the "Plan") to participants in the Plan (the "Participants"), and 2,752 of the Shares are to be reoffered by the Participants.

	We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares, and have made such investigations of law, as we have deemed necessary and advisable.

	Based upon the foregoing and having due regard for such legal questions as we have deemed relevant, we are of the opinion that:

1.	The Company is duly incorporated and validly existing under the
	laws of the State of Delaware; and

2.	The Shares have been duly authorized and, when issued, awarded and
	delivered by the Company to the Participants, pursuant to the terms of the Plan, constituted or will constitute duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company.

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Esterline Technologies Corporation
March 30, 1995
Page 2

	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above, to the reference to our firm in the summary of the Plan provided to the Participants, which, together with the documents incorporated by reference in the Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and to the reference to our firm in the Form S-3 reoffer prospectus relating to the Shares to be reoffered by the Participants.


						Very truly yours,




	                                        /s/ BOGLE & GATES
                                                -----------------
                                                Bogle & Gates